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                                                                    Exhibit 23.3



                                     CONSENT


I, David A. Cohen hereby consent to being named in the Form S-1 of Dollar Express, Inc., as a director of Dollar Express Inc., to be elected upon completion of the offering, and the disclosures relating thereto.



                                                           /s/ David A. Cohen
                                                           ---------------------
                                                               David A. Cohen